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                                                                     EXHIBIT 5.1

                              [STEVENS & LEE LOGO]
                          A PA Professional Corporation

                              600 College Road East
                                   Suite 4400
                               Princeton, NJ 08540
                       (609) 243-9111 Fax (609) 243-9333
                               www.stevenslee.com

                                  June 28, 2004

Alteon Inc.
170 Williams Drive
Ramsey, NJ  07446

Ladies and Gentlemen:

      This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3, File No. 333-106048, which was declared effective by the Securities and Exchange Commission (the "Commission") on June 12, 2003 and amended by a post-effective amendment that was declared effective by the Commission on April 7, 2004 (as it may be further amended from time to time, the "Registration Statement") of Alteon Inc., a Delaware corporation (the "Company"), and (ii) the Company's Prospectus Supplement dated June 28, 2004 to the Prospectus dated April 7, 2004 (the "Prospectus Supplement") relating to the offering and sale of 11,200,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Shares will be offered by the Company pursuant to a form of Stock Purchase Agreement (the "Purchase Agreement") dated June 25, 2004 between the Company and each of the purchasers named therein.

      For purposes of this opinion, we have reviewed and relied upon the following documents:

            (1)   Executed counterparts of the Purchase Agreement;

            (2)   Prospectus Supplement;

            (3) Restated Certificate of Incorporation of the Company, as amended to date;

            (4)   Bylaws of the Company, as amended to date;

            (5) Resolutions adopted by the Company's Board of Directors on June 2, 2004;

            (6) Resolutions adopted by the Pricing Committee of the Company on June 25, 2004; and

            (7) Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware on June 21, 2004.

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Alteon Inc.
June 28 2004
Page 2

      In our review of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      Based upon and subject to the foregoing, it is our opinion that the Shares, when issued, sold, delivered and paid for in accordance with the Prospectus Supplement and the Purchase Agreement, will be legally issued, fully paid and non-assessable.

      We express no opinion with respect to any law other than the Delaware General Corporation Law and United States federal laws.

      This opinion is to be used by you only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. It may not be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm's name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                Very truly yours,
                                                STEVENS & LEE
                                                A PA PROFESSIONAL CORPORATION

                                                /s/Stevens & Lee,P.C.